EXHIBIT 23.1

CONSENT OF LEGAL COUNSEL

We hereby consent to the use of our name in Form S-8 registration statement of Uranium Hunter Corporation

Oklahoma City, Oklahoma	STEPHEN A. ZRENDA, JR., P.C.
January 8, 2010

By: /s/ Stephen A. Zrenda, Jr.
Stephen A. Zrenda, Jr.